                                                                    EXHIBIT 4.2


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                            SERIES 1996-2 SUPPLEMENT

                            Dated as of May 1, 1996

                                       to

                     MASTER POOLING AND SERVICING AGREEMENT

                          Dated as of October 1, 1994


                        WORLD OMNI DEALER FUNDING INC.,

                                 as Transferor


                          WORLD OMNI FINANCIAL CORP.,

                                  as Servicer


                                      and

                              FLEET NATIONAL BANK,

                            as Trustee, on behalf of
                            the Beneficiaries of the
                       World Omni Wholesale Master Trust


                       ----------------------------------


                       WORLD OMNI WHOLESALE MASTER TRUST
                                 SERIES 1996-2


                       ----------------------------------

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

                               TABLE OF CONTENTS


                                   ARTICLE I

                   CREATION OF THE SERIES 1996-2 CERTIFICATES



          SECTION 1.1.   Designation  . . . . . . . . . . . . . . . . .   1


                                      ARTICLE II

                                     DEFINITIONS

          SECTION 2.1.   Definitions  . . . . . . . . . . . . . . . . .   2


                                     ARTICLE III

                                    SERVICING FEE

          SECTION 3.1.   Servicing Compensation . . . . . . . . . . . .  19


                                      ARTICLE IV

                    RIGHTS OF SERIES 1996-2 CERTIFICATEHOLDERS AND
                      ALLOCATION AND APPLICATION OF COLLECTIONS

          SECTION 4.1.   Allocations; Payments to Transferor  . . . . .  20
          SECTION 4.2.   Monthly Interest . . . . . . . . . . . . . . .  22
          SECTION 4.3.   Determination of Monthly Principal . . . . . .  24
          SECTION 4.4.   Establishment of Reserve Fund and
                         Principal Funding Account. . . . . . . . . . .  24
          SECTION 4.5.   Deficiency Amount  . . . . . . . . . . . . . .  27
          SECTION 4.6.   Application of Investor
                         Interest Collections, Investment
                         Proceeds and Available Investor
                         Principal Collections  . . . . . . . . . . . .  28
          SECTION 4.7.   Carry-Over Amount  . . . . . . . . . . . . . .  31
          SECTION 4.8.   Application of Reserve Fund and
                         Available Subordinated Amount  . . . . . . . .  32
          SECTION 4.9.   Investor Charge-Offs . . . . . . . . . . . . .  35
          SECTION 4.10.  Excess Interest  . . . . . . . . . . . . . . .  36
          SECTION 4.11.  Shared Principal Collections . . . . . . . . .  37
          SECTION 4.12.  Excess Funding Account . . . . . . . . . . . .  38

          SECTION 4.13.  Determination of Accumulation
                         Period Length  . . . . . . . . . . . . . . . .  38
          SECTION 4.14.  Dilution Reserve Fund  . . . . . . . . . . . .  39


                                      ARTICLE V

                             DISTRIBUTIONS AND REPORTS TO
                           SERIES 1996-2 CERTIFICATEHOLDERS

          SECTION 5.1.   Distributions  . . . . . . . . . . . . . . . .  40
          SECTION 5.2.   Reports to Series 1996-2
                         Certificateholders . . . . . . . . . . . . . .  40


                                      ARTICLE VI

                              EARLY AMORTIZATION EVENTS

          SECTION 6.1.   Additional Early
                         Amortization Events  . . . . . . . . . . . . .  41


                                     ARTICLE VII

                                 OPTIONAL REPURCHASE

          SECTION 7.1.   Optional Repurchase  . . . . . . . . . . . . .  42


                                     ARTICLE VIII

                                 FINAL DISTRIBUTIONS

          SECTION 8.1.   Acquisition of Certificate-
                         holders' Interest pursuant to
                         Section 2.3 of the Agreement;
                         Distributions Pursuant to
                         Section 7.1 of this Series
                         Supplement or Section 2.3 or
                         12.2(c) of the Agreement . . . . . . . . . . .  43
          SECTION 8.2.   Distribution of Proceeds of
                         Sale, Disposition or Liqui-
                         dation of the Receivables
                         Pursuant to Section 9.2 of
                         the Agreement  . . . . . . . . . . . . . . . .  44






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                                      ARTICLE IX

                               MISCELLANEOUS PROVISIONS

          SECTION 9.1.   Ratification of Agreement  . . . . . . . . . .  46
          SECTION 9.2.   Counterparts . . . . . . . . . . . . . . . . .  46
          SECTION 9.3.   Governing Law  . . . . . . . . . . . . . . . .  46
          SECTION 9.4.   Additional Covenants . . . . . . . . . . . . .  46





                                    EXHIBITS


          EXHIBIT A       Form of Class A Certificate
          EXHIBIT B       Form of Class B Certificate
          EXHIBIT C       Form of Monthly Servicer Report
          EXHIBIT D       List of Series 1996-2 Accounts





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


         This SERIES 1996-2 SUPPLEMENT, dated as of May 1, 1996 (as amended, supplemented or otherwise modified and in effect from time to time, this "Series Supplement"), among WORLD OMNI DEALER FUNDING INC., a Florida corporation, as transferor (the "Transferor"), WORLD OMNI FINANCIAL CORP., a Florida corporation, as servicer (in such capacity, the "Servicer"), and FLEET NATIONAL BANK, a national banking association, as successor to NationsBank, N.A. (formerly known as NationsBank of Virginia, N.A.) as trustee (in such capacity, the "Trustee").

         Pursuant to Section 6.3 of the Master Pooling and Servicing Agreement, dated as of October 1, 1994 (as amended and supplemented or otherwise modified and in effect from time to time, the "Agreement"), among the Transferor, the Servicer and the Trustee, the Transferor, may from time to time direct the Trustee to issue, on behalf of the Trust, one or more new Series of Investor Certificates or Purchased Interests representing fractional undivided interests in the Trust. The Principal Terms of any new Series or Purchased Interest are to be set forth in a Supplement to the Agreement or a Purchase Agreement.

         Pursuant to this Series Supplement, the Transferor and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.


                                   ARTICLE I

                   CREATION OF THE SERIES 1996-2 CERTIFICATES

         SECTION 1.1. Designation. (a) There is hereby created a Series of Investor Certificates with two (2) Classes to be issued pursuant to the Agreement and this Series Supplement to be known as the "Series 1996-2, Floating Rate Dealer Loan Backed Certificates, Class A" and the "Series 1996-2, Floating Rate Dealer Loan Backed Certificates, Class B".

         (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern.

                                   ARTICLE II

                                  DEFINITIONS

         SECTION 2.1.  Definitions.   (a) Whenever used in this Series
Supplement the following words and phrases shall have the following meanings.

         "Accumulation Period" shall mean, unless an Early Amortization Event shall have occurred prior thereto (other than an Early Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause (c) of the definition thereof), the period commencing on the day immediately following the last day of the Revolving Period, and ending upon the first to occur of (a) the commencement of an Early Amortization Period, (b) the payment in full to Series 1996-2 Certificateholders of the outstanding Class A and Class B Principal Amount of the Series 1996-2 Certificates and any Carry-Over Amounts and (c) the Termination Date.

         "Additional Early Amortization Event" shall have the meaning specified in Section 6.1.

         "Additional Interest" shall have the meaning specified in Section
4.2(d).

         "Adjusted Invested Amount" shall mean, with respect to Series 1996-2 on any date of determination, the amount necessary so that the Series 1996-2 Allocation Percentage (calculated in accordance with the definition thereof) will equal the Target 1996-2 Allocation Percentage (calculated as of the last day of the Collection Period immediately preceding such date of determination).

         "Adjustment Date" shall mean the day falling two (2) London Business Days prior to the first day of each Interest Period.

         "Asset Receivables Rate" for any Interest Period shall equal the product of (a) the quotient obtained by dividing (i) 360 by (ii) the actual number of days in such Interest Period and (b) a percentage, expressed as a fraction, (i) the numerator of which is the sum of (A) the Floating Allocation Percentage of Interest Collections allocable to the Regular Pool for the latest





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


Collection Period ending prior to the last day of such Interest Period (which for this purpose only is based on interest amounts billed to the Dealers which are due during such Collection Period) less, unless waived by the Servicer, the Monthly Servicing Fee with respect to such immediately preceding Collection Period and (B) the Investment Proceeds to be applied on the Distribution Date related to such Interest Period and (ii) the denominator of which is the sum of
(A) the product of the Floating Allocation Percentage and the sum of the average Regular Pool Balance (after giving effect to any Investor Charge-Offs), and the average principal amount of Ineligible Receivables held in the Trust for such immediately preceding Collection Period, (B) the average principal amount of Excess Receivables for such immediately preceding Collection Period and (C) the Series 1996-2 portion of the average principal balance of funds on deposit in the Excess Funding Account for such Collection Period.

         "Available Investor Principal Collections" shall mean, with respect to any Distribution Date, the sum of (a) an amount equal to Investor Principal Collections for such Distribution Date, (b) Miscellaneous Payments allocable to Series 1996-2 on deposit in the Collection Account with respect to such Distribution Date, (c) Shared Principal Collections allocable to Series
1996-2 on deposit in the Collection Account for such Distribution Date and (d) on the Termination Date, any funds in the Reserve Fund after giving effect to
Section 4.8.

         "Available Subordinated Amount" for any day shall mean an amount equal to the lesser of

         (x) the Required Subordinated Amount for the current day (calculated with respect to the preceding Determination Date and (y) the Available Subordinated Amount for the preceding Determination Date, minus (A) the Required Draw Amount with respect to the preceding Distribution Date to the extent provided in Section 4.8, minus (B) withdrawals from the Reserve Fund pursuant to Section 4.8 on the preceding Distribution Date to make distributions pursuant to Section 4.6(a) (v) (but excluding any other withdrawals from the Reserve Fund), plus (C) the portion of Excess Interest for such preceding Distribution Date distributed to the Transferor pursuant to Sec-





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


         tion 4.10(d), minus (D) the Incremental Subordinated Amount for such preceding Determination Date, plus (E) the Incremental Subordinated Amount for the current day (calculated with respect to the preceding Determination Date), plus (F) the Subordinated Percentage of funds withdrawn from the Series 1996-2 portion of the Excess Funding Account since the prior Distribution Date and to be withdrawn from the Series 1996-2 portion of the Excess Funding Account up to and including the Distribution Date relating to the current Determination Date and paid to the Transferor or allocated to one or more Series and Purchased Interests, and minus (G) the Subordinated Percentage of funds deposited in the Series 1996-2 portion of the Excess Funding Account since the prior Distribution Date and to be deposited into the Series 1996-2 portion of the Excess Funding Account up to and including the succeeding Distribution Date;

provided, that the Transferor may, in its sole discretion, increase the Available Subordinated Amount for so long as the cumulative amount of such increases does not exceed the lesser of $__________ or ___% of the Invested Amount on such date; provided further, however, that in the event an Interest Shortfall exists at the time when the Invested Amount has been reduced to zero, then, in such event, the Available Subordinated Amount shall remain fixed and shall be reduced as provided in Section 4.8(d) hereof.

         "Available Transferor Collections" shall mean, with respect to any date, the sum of (a) the Available Transferor Interest Collections for such date and (b) the Available Transferor Principal Collections for such date; provided, however, that the Available Transferor Collections shall be zero for any Collection Period with respect to which the Available Subordinated Amount is zero on the Determination Date immediately following the end of such Collection Period.

         "Available Transferor Interest Collections" shall mean, with respect to any date, an amount equal to the result obtained by multiplying (a) the excess of (i) the Transferor Percentage for the related Collection Period over (ii) the Excess Transferor Percentage for





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


such Collection Period by (b) Interest Collections allocable to the Regular Pool for such date.

         "Available Transferor Principal Collections" shall mean (with respect to any date), an amount equal to the result obtained by multiplying (a) the excess of (i) the Transferor Percentage for the related Collection Period over (ii) the Excess Transferor Percentage for such Collection Period by (b) Principal Collections allocable to the Regular Pool for such date.

         "Calculation Agent" shall mean the Trustee or any other calculation Agent selected by the Transferor which is reasonably acceptable to the Trustee.

         "Carry-Over Amount" shall have the meaning specified in Section 4.2(c).

         "Certificateholders Monthly Servicing Fee" shall have the meaning specified in Section 3.1(a).

         "Class A Certificate" shall mean any of the Series 1996-2, Floating Rate Dealer Loan Backed Certificates, Class A, issued by the Trust.

         "Class A Certificate Rate" shall mean, with respect to the Class A Certificates, the Class A LIBOR Rate; provided that if, on any Distribution Date, the weighted average of the Class A LIBOR Rate and the Class B LIBOR Rate is greater than the Asset Receivables Rate for the related Interest Period, then the Class A Certificate Rate shall equal the Asset Receivables Rate.

         "Class A Initial Principal Amount" shall mean, on the Closing Date, the principal amount of $__________.

         "Class A Investor Charge-Off" shall have the meaning specified in
Section 4.9.

         "Class A LIBOR Rate" shall mean, with respect to the Class A Certificates for any Interest Period, the per annum rate equal to LIBOR plus ___ basis points (___%).

         "Class A Monthly Interest" shall have the meaning specified in
Section 4.2(a).





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


         "Class A Monthly Principal" shall have the meaning specified in
Section 4.3(a).

         "Class A Principal Amount" shall mean on any day, an amount determined as of the last day of the previous Collection Period, equal to the Class A Initial Principal Amount, minus the sum of (i) the aggregate amount of principal payments made to Class A Certificateholders and (ii) the aggregate amount, if any, of unreimbursed Class A Investor Charge-Offs (which will not occur unless and until the Class B Principal Amount is reduced to zero as a result of Class B Investor Charge-Offs); provided that the Class A Principal Amount will in no event be less than zero.

         "Class B Certificate" shall mean any of the Series 1996-2, Floating Rate Dealer Loan Backed Certificates, Class B, issued by the Trust.

         "Class B Certificate Rate" shall mean, with respect to the Class B Certificates, the Class B LIBOR Rate; provided that if, on any Distribution Date, the weighted average of the Class A LIBOR Rate and the Class B LIBOR Rate is greater than the Asset Receivables Rate for the related Interest Period, then the Class B Certificate Rate shall equal the Asset Receivables Rate.

         "Class B Initial Principal Amount" shall mean, on the Closing Date, $__________.

         "Class B LIBOR Rate" shall mean, with respect to the Class B Certificates, the per annum rate equal to LIBOR plus ___ basis points (___%).

         "Class B Monthly Interest" shall have the meaning specified in
Section 4.2(b).

         "Class B Monthly Principal" shall have the meaning specified in
Section 4.3(b).

         "Class B Principal Amount" shall mean on any day, an amount determined as of the last day of the previous Collection Period, equal to the Class B Initial Principal Amount, minus the sum of (i) the aggregate amount of principal payments made to Class B Certificateholders following payment in full of the Class A Princi-





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


pal Amount and (ii) the aggregate amount, if any, of unreimbursed Class B Investor Charge-Offs provided that the Class B Principal Amount will in no event be less than zero.

         "Closing Date" shall mean May __, 1996.

         "Controlled Amortization Amount" shall mean the quotient obtained by dividing the sum of the Class A Principal Amount and the Class B
Principal Amount on the _________ ____ Distribution Date (after giving affect to any changes therein on such date) by the number of months comprising the length of the Accumulation Period as determined pursuant to Section 4.13.

         "Controlled Distribution Amount" shall mean, for any Distribution
Date with respect to the Accumulation Period, the excess, if any, of (i) the product of the Controlled Amortization Amount and the number of Distribution Dates with respect to the Accumulation Period through and including such Distribution Date over (ii) the sum of amounts on deposit in the Series 1996-2 portion of the Excess Funding Account and the Principal Funding Account, in each case before giving effect to any withdrawals from or deposits to such accounts on such Distribution Date.

         "Deficiency Amount" shall have the meaning specified in Section 4.5.

         "Dilution Reserve Deposit Date" shall mean any Business Day on which the Regular Transferor Amount is less than the Regular Trust Available Subordinated Amount (after giving effect to any deposits to the Excess Funding Account on such day).

         "Dilution Reserve Fund" shall have the meaning specified in Section 4.14(a).

         "Dilution Reserve Period" shall mean any period commencing on a Dilution Reserve Trigger Date and ending on the first Business Day thereafter on which the Regular Transferor Amount is equal to or greater than the sum of the Regular Trust Available Subordinated Amount plus the Regular Minimum Transferor Amount.

         "Dilution Reserve Trigger Date" shall mean any Business Day on which the Regular Transferor Amount is less than the sum of the Regular Trust Available Subordinated Amount plus 1% of the Regular Pool Balance (after giving effect to any deposits to the Excess Funding Account on such date).

         "Early Amortization Event" shall mean any Early Amortization Event specified in Section 9.1 of the Agreement, together with any Additional Early Amortization Event specified in Section 6.1 of this Series Supplement.

         "Early Amortization Period" shall mean an Early Amortization Period with respect to Series 1996-2.

         "Excess Interest" shall mean, with respect to any Distribution Date, the amount, if any, specified pursuant to Section 4.6(a)(vii) with respect to such Distribution Date.

         "Excess Reserve Fund Required Amount" shall mean, with respect to any Distribution Date, an amount equal to the greater of (a) ___% of the sum of the Class A Initial Principal Amount and the Class B Initial Principal Amount and (b) the excess of (i) the Minimum Receivables Amount (after giving effect to any changes thereto on such Determination Date) over (ii) the Pool Balance (after giving effect to any changes thereto on such Determination Date); provided that the Excess Reserve Fund Required Amount shall in no event exceed the Available Subordinated Amount for such Determination Date.

         "Excess Transferor Percentage" shall mean, with respect to any Collection Period, a percentage (which percentage shall never be less than 0% nor more than 100%) equal to 100% minus, (a) when used with respect to Interest Collections allocable to the Regular Pool Balance, the sum of (i) the aggregate of the floating allocation percentages for each outstanding Series of Investor Certificates and Purchased Interests (other than any floating allocation percentage relating to the Concentration Pool) for such Collection Period and
(ii) the percentage equivalent of a fraction, the numerator of which is the sum of the available subordinated amounts for all outstanding Series of Investor Certificates and Purchased Interests (other than any available subordinated amount relating to the Concentration Pool) as of the Determination Date occurring in the immediately preceding Collection Period (in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), and the denominator of which is the Regular Pool Balance as of the last day of such immediately preceding Collection Period or (b) when used with respect to Principal Collections allocable to the Regular Pool Balance, the sum of (i) the aggregate of the principal allocation percentages of each outstanding Series and Purchased Interest (other than any principal allocation percentage relating to the Concentration Pool) that is in its accumulation, amortization or early amortization period and the aggregate of the floating allocation percentages for each outstanding Series and Purchased Interest (other than any floating allocation percentage relating to the Concentration Pool) in its revolving period with respect to such Collection Period and (ii) the percentage described in (a)(ii) above for such Collection Period.

         "Expected Final Payment Date" shall mean the ___________ _____ Distribution Date.

         "Floating Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the Regular Pool Balance as of such last day; provided, however, that, with respect to the first Collection Period, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount and the denominator of which is the Regular Pool Balance on the Closing Date; provided further, however, that the Floating Allocation Percentage on the Closing Date and until the second Determination Date thereafter shall not exceed the Trans- feror Percentage at such time minus 2%.

         "Incremental Subordinated Amount" shall mean, with respect to any Determination Date, the sum of (1) the result obtained by multiplying (a) the Series 1996-2 Allocation Percentage by (b) the excess, if any, of the aggregate amount of Ineligible Receivables on such Deter-mination Date over the aggregate amount of Ineligible Receivables that became Defaulted Receivables during the preceding Collection Period and are subject to reassignment from the Trust (unless an Insolvency Event with respect to the Transferor or WOFCO has occurred, in which case such Receivables subject to reassignment shall not be deducted from the aggregate amount of Ineligible Receivables) plus (2) the aggregate amount of Excess Receivables as of the last day of the Collection Period preceding such Determination Date.

         "Initial Invested Amount" shall mean, on the Closing Date, the sum of the Class A Initial Principal Amount and the Class B Initial Principal Amount minus amounts deposited in the Excess Funding Account on the Closing Date.

         "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

         "Interest Shortfall" shall have the meaning specified in Section
4.2(d).

         "Invested Amount" shall mean, on any date of determination following the Closing Date, the Initial Invested Amount minus the sum of (i) the amounts deposited in the Excess Funding Account and available for Series 1996-2 in connection with a reduction in Principal Receivables, (ii) the amount of principal payments (except principal payments made from the Series 1996-2 portion of the Excess Funding Account and transfers made from the Series 1996-2 portion of the Excess Funding Account to the Principal Funding Account) made to Certificateholders or deposited in the Principal Funding Account prior to such date of determination and (iii) the aggregate amount of unreimbursed Class A Investor Charge-Offs and Class B Investor Charge-Offs for all previous Distribution Dates, and plus the amount of any withdrawals from the Excess Funding Account allocable to Series 1996-2 in connection with an increase in Principal Receivables.

         "Investment Proceeds" shall mean, for any Distribution Date, an amount equal to the sum of (a) the





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


investment earnings credited to the Collection Account on the related Determination Date with respect to funds held in the Reserve Fund and the Principal Funding Account, (b) the amount of investment earnings allocable to Series 1996-2 credited to the Collection Account on the related Determination Date with respect to funds held in the Collection Account and (c) all investment income earned on amounts in the Excess Funding Account allocable to Series 1996-2 since the preceding Distribution Date, in each case net of losses and investment expenses.

         "Investor Default Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Defaulted Amount for the related Collection Period to the extent allocable to the Regular Pool Balance (as specified in Section 4.5 of the Agreement) and (b) the Floating Allocation Percentage for the related Collection Period.

         "Investor Interest Collections" shall mean, with respect to any Distribution Date, an amount equal to the product of (i) the Floating Allocation Percentage for the related Collection Period and (ii) Interest Collections allocable to the Regular Pool for the related Collection Period.

         "Investor Principal Collections" shall mean, with respect to any Distribution Date, the sum of (a) the product of (i) the Floating Allocation Percentage with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Accumulation Period or an Early Amortization Period, for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during an Early Amortization Period), and (ii) Principal Collections allocable to the Regular Pool (as specified in Section 4.5 of the Pooling and Servicing Agreement) for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during an Early Amortization Period) and (b) the amount, if any, of Interest Collections, Excess Interest, Investment Proceeds and funds from the Reserve Fund and Available Transferor Collections to be distributed pursuant to Section 4.6(a)(v), 4.8(a) and (b) (to the extent
Section 4.8 (a) and (b) relate to a shortfall in distributions pursuant to
Section 4.6(a)(v)) or 4.10(a) on such Distribution Date.

         "LIBOR" shall mean, with respect to any Interest Period, the offered rates for deposits in United States dollars having a maturity of one month (the "Index Maturity") on the related Adjustment Date which appears on the Telerate Page 3750 as of approximately 11:00 A.M. (London time) on such date of calculation, as determined by the Servicer and confirmed by the Calculation Agent. If such rate does not appear on the Telerate Page 3750, LIBOR with respect to such Interest Period will be determined at approximately 11:00 A.M. (London time) on such Adjustment Date on the basis of the rate at which deposits in United States dollars having the Index Maturity are offered by four major banks in the London interbank market selected by the Calculation Agent and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate which rate will be reconfirmed by the Calculation Agent. If such quotations are provided, LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest five decimal points) of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Period will be the arithmetic mean (rounded upwards as aforesaid) of the rates quoted at approximately 11:00 A.M. (New York City time), on such Adjustment Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period.

         "London Business Day" shall mean any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         "Monthly Dilution Amount" shall have the meaning specified in
Section 4.5(a)(vi).

         "Monthly Interest" shall have the meaning specified in Section 4.2.

         "Monthly Payment Rate" shall mean, for any Collection Period, the percentage derived from dividing the Principal Collections for such Collection Period by the daily average aggregate amount of Principal Receivables included in the Trust for such Collection Period.

         "Monthly Principal" shall mean, with respect to the Series 1996-2 Certificates, the sum of Class A Monthly Principal and Class B Monthly Principal.

         "Monthly Servicing Fee" shall have the meaning specified in
Section 3.1.

         "Pool Factor" shall mean, with respect to any Determination Date, a number carried out to eleven decimals representing the ratio of the sum of the Class A Principal Amount and the Class B Principal Amount as of such Determination Date (determined after taking into account any increases or decreases in such sum which will occur on the following Distribution Date) to the Invested Amount.

         "Principal Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the Regular Pool Balance as of the last day of the immediately preceding Collection Period and (ii) the sum of the numerators used to calculate (x) for any Regular Series or Purchased Interest relating to the Regular Pool in its revolving period, the floating allocation percentage thereof with respect to Collections allocable to the Regular Pool Balance, and
(y) for any Series or Purchased Interest in its accumulation period or any early amortization period, the principal allocation percentage thereof with respect to Collections allocable to the Regular Pool Balance.

         "Principal Funding Account" shall have the meaning specified in
Section 4.4(b)(i).

         "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Class A Principal Amount and the Class B Principal Amount on such Distribu-tion Date, (ii) accrued and unpaid interest on the unpaid principal balance of the Series 1996-2 Certificates (calculated on the basis of the aggregate outstanding principal balance of the Series 1996-2 Certificates at the applicable Certificate Rate through the day preceding such Distribution Date) and (iii) the amount of Additional Interest, if any, for such Distribution Date.

         "Regular Purchased Interest" shall mean a Purchased Interest with respect to the Regular Pool.

         "Required Draw Amount" shall have the meaning specified in
Section 4.5.

         "Required Subordinated Amount" shall mean, as of any date of determination, either (A) if the amount on deposit in the Series 1996-2 portion of the Excess Funding Account equals zero, the sum of (a) the product of (i) the Subordinated Percentage and (ii) the sum of the Class A Principal Amount and the Class B Principal Amount on such date and (b) the Incremental Subordinated Amount or (B) if the amount on deposit in the Series 1996-2 portion of the Excess Funding Account is greater than zero, the sum of (i) the Incremental Subordinated Amount plus (ii) the product of ____% multiplied by the Regular Pool Balance multiplied by the Series 1996-2 Allocation Percentage and multiplied by 98%; provided that for any Determination Date following the end of the Revolving Period, or on any Determination Date on which a Carry-Over Amount exists, the Required Subordinated Amount shall in no event be less than an amount equal to the Subordinated Percentage of the sum of the Class A Initial Principal Amount and the Class B Initial Principal Amount.

         "Reserve Fund" shall have the meaning specified in Section 4.4(a).

         "Reserve Fund Deposit Amount" shall mean, with respect to any Distribution Date, the amount, if any, by which (i) the Reserve Fund Required Amount for such Distribution Date exceeds (ii) the amount of funds in the Reserve Fund after giving effect to any withdrawals therefrom on such Distribution Date.

         "Reserve Fund Required Amount" shall mean, for any Distribution Date, ___% of the sum of the Class A

Principal Amount and the Class B Principal Amount as of such Distribution Date (after giving effect to any change therein on such Distribution Date).

         "Revolving Period" shall mean the period beginning at the close of business on the Business Day immediately preceding the Series Cut-Off Date and ending on the earlier of (a) with respect to the Accumulation Period, the close of business on the date determined by the Servicer on the _______ Distribution Date pursuant to Section 4.13, and (b) the close of business on the day an Early Amortization Period commences; provided, however, that, if any Early Amortization Period ends as described in clause (c) of the definition thereof, the Revolving Period will recommence as of the close of business on the day such Early Amortization Period ends.

         "Series Cut-Off Date" shall mean the Closing Date.

         "Series 1996-2" shall mean the Series of Investor Certificates the terms of which are specified in this Series Supplement.

         "Series 1996-2 Accounts" shall have the meaning specified in Section 4.4(c)(i).

         "Series 1996-2 Allocation Percentage" for a Collection Period shall mean the percentage derived from the fraction the numerator of which is the Adjusted Invested Amount on the last day preceding such Collection Period and the denominator of which is the Regular Trust Adjusted Invested Amount on the last day preceding such Collection Period, in each case excluding any invested amount relating to the Concentration Pool.

         "Series 1996-2 Certificateholders" shall mean the Holders of Series 1996-2 Certificates.

         "Series 1996-2 Certificateholders' Interest" shall mean that portion of the Certificateholders' Interest evidenced by the Series 1996-2 Certificates.

         "Series 1996-2 Certificates" shall mean any one of the Class A Certificates and Class B Certificates executed by the Transferor and authenticated by the Trustee, substantially in the forms of Exhibits A-1 and A-2 hereof.

         "Series 1996-2 Principal Shortfall" shall have the meaning specified in Section 4.11.

         "Series 1996-2 Shared Principal Collections" shall mean that portion of Shared Principal Collections allocated to Series 1996-2 pursuant to
Section 4.11.

         "Servicing Fee Rate" shall mean, with respect to Series 1996-2, 1% or, for any Distribution Date in respect of which the Monthly Servicing Fee has been waived, 0%.

         "Shared Principal Collections" shall have the meaning specified in Section 4.6(b)(ii).

         "Shortfall Amount" shall have the meaning specified in Section
4.2(c).

         "Shortfall Demand Note" shall have the meaning specified in
Section 6.1(e).

         "Special Payment Date" shall mean each Distribution Date with respect to any Early Amortization Period (other than an Early Amortization Period which has ended as described in clause (c) of the definition of such term in the Agreement).

         "Subordinated Percentage" shall mean the percentage equivalent of a fraction, the numerator of which is ___% and the denominator of which is the excess of 100% over ____%.

         "Target Adjusted Invested Amount" shall mean, on any date of determination for each Series which is outstanding (other than Series 1996-2), an amount with respect to such Series which is equal to (a) (i) during its revolving period, the invested amount as of the last day of the Collection Period immediately preceding such day or (ii) during its accumulation period or any early amortization period, the invested amount of such Series as of the last day of its revolving period minus (b) the amount of all unreimbursed investor charge-offs on such day with respect to such Series plus (c) the available subordinated amount for such Series (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such day).

         "Target 1996-2 Adjusted Invested Amount" shall mean, on any date of determination, an amount equal to (a) (i) during the Revolving Period, the Invested Amount as of the last day of the Collection Period immediately preceding such day or (ii) during the Accumulation Period or an Early Amortization Period, the Invested Amount as of the last day of the Revolving Period minus (b) the amount of all unreimbursed Investor Charge-Offs on such day plus (c) the Available Subordinated Amount (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date during the Collection Period in which such date occurs).

         "Target 1996-2 Allocation Percentage" shall mean, on any date of determination, the percentage equivalent of a fraction, the numerator of which is the Target 1996-2 Adjusted Invested Amount and the denominator of which is the sum of (i) the Target 1996-2 Adjusted Invested Amount and the Target Adjusted Invested Amounts for each other Series which is not a Concentration Series.

         "Telerate Page 3750" shall mean the display page designated on the Dow Jones Telerate Service, or such other page as may replace such page on that service or such other service or services as may be selected by the British Banker's Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

         "Termination Date" shall mean, with respect to the Series 1996-2 Certificates, the ________ Distribution Date.

         "Termination Proceeds" shall mean any termination proceeds arising out of a sale of Receivables (or interests therein) pursuant to Section 12.2(c) of the Agreement with respect to Series 1996-2.

         "Transferor Collections" shall mean, with respect to any Collection Period, the sum of (a) the Transferor Percentage of Interest Collections for the related Collection Period plus (b) the Transferor Per-centage of Principal Collections for the related Collection Period.

         "Transferor Percentage" shall mean 100% minus (a) when used with respect to Interest Collections allocable to the Regular Pool Balance, the aggregate of the floating allocation percentages for all Series and Purchased Interests (other than any floating allocation percentage relating to the Concentration Pool) and (b) when used with respect to Principal Collections allocable to the Regular Pool Balance (i) the sum of aggregate of the floating allocation percentages for each Series and Purchased Interest (other than any floating allocation percentage relating to the Concentration Pool) in its Revolving Period and the aggregate of the principal allocation percentages for each Series and Purchased Interests (other than any principal allocation percentage relating to the Concentration Pool) in its amortization, accumulation or early amortization period, but in each case shall not be less than 0%.

         (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Series Supplement or the Agreement with respect to Series 1996-2, Standard & Poor's and Moody's. As used in this Series Supplement and in the Agreement with respect to Series 1996-2, "highest investment category" shall mean (i) in the case of Standard & Poor's, AAA and A-1+, as applicable, and (ii) in the case of Moody's, Aaa and P-1, as applicable.

         (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. The definitions in Section 2.1 are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation".


                                  ARTICLE III

                                 SERVICING FEE

         SECTION 3.1. Servicing Compensation. (a) The monthly servicing fee (the "Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Distribution Date in respect of any Collection Period (or portion thereof) occurring prior to the earlier of the first Distribution Date following the Series 1996-2 Termination Date and the first Distribution Date on which the Invested Amount is zero, in an amount equal to one-twelfth (1/12) of the product of (a) the Servicing Fee Rate and (b) the Series 1996-2 Allocation Percentage of the Regular Pool Balance as of the last day of the second Collection Period preceding such Distribution Date (or with respect to the first Distribution Date, as of the Closing Date). The share of the Servicing Fee allocable to the Series 1996-2 Certificateholders with respect to any Distribution Date (the "Certificateholders' Monthly Servicing Fee") shall be equal to one-twelfth (1/12) of the product of (a) the Servicing Fee Rate and
(b) the Invested Amount as of the last day of the Collection Period second preceding such Distribution Date; provided, however, that with respect to the first Distribution Date, the Certificateholders' Monthly Servicing Fee shall be equal to $_________. The remainder of the Monthly Servicing Fee shall be paid by the Transferor and in no event shall the Trust, the Trustee or the Series 1996-2 Certificateholders be liable for the share of the Monthly Servicing Fee to be paid by the Transferor; and the remainder of the Servicing Fee shall be paid by the Transferor and the Investor Certificateholders of other Series and the Series 1996-2 Certificateholders shall in no event be liable for the share of the Servicing Fee to be paid by the Transferor or the Investor Certificateholders of other Series. The Certificateholders' Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with the terms of this Series Supplement.

         (b) The Servicer will be permitted, in its sole doscretion, to waive the Monthly Servicing Fee for any Distribution Date by notice to the Trustee on or before the related Determination Date; provided that the Servicer believes that sufficient Interest Collections will be available on any future Distribution Date to pay the Certificateholders' Monthly Servicing Fee relating to the waived Monthly Servicing Fee. If the Servicer so waives the Monthly Servicing Fee for any Distribution Date, the Monthly Servicing Fee and the Certificateholders Monthly Servicing Fee for such Distribution Date shall be deemed to be zero for all purposes of this Series Supplement and the Agreement; provided, however, that such Certificateholders' Monthly Servicing Fee shall be paid on a future Distribution Date solely to the extent amounts are available therefor pursuant to Section 4.10(e); provided, further that, to the extent any such waived Certificateholders' Monthly Servicing Fee is so paid, the related portion of the Monthly Servicing Fee to be paid by the Transferor shall be paid by the Transferor to the Servicer.

                                   ARTICLE IV

                 RIGHTS OF SERIES 1996-2 CERTIFICATEHOLDERS AND
                   ALLOCATION AND APPLICATION OF COLLECTIONS

         SECTION 4.1. Allocations; Payments to Transferor. (a) Interest Collections, Principal Collections, Miscellaneous Payments, Investment
Proceeds and Defaulted Amounts, as they relate to Series 1996-2 and the Regular Pool Balance, shall be allocated and distributed as set forth in this Article IV.

         (b) The Servicer shall instruct the Trustee in writing to withdraw from the Collection Account and pay to the Transferor on the dates set forth below the following amounts:

                   (i) on each Deposit Date on which all Collections received on that day have been deposited in the Collection Account (or, if the Servicer so elects, monthly on each Distribution Date on a cumulative basis with respect to all Deposit Dates during the related Collection Period):

              (A) an amount equal to the Excess Transferor Percentage for the related Collection Period of

              Interest Collections deposited in the Collection Account and allocable to the Regular Pool Balance (as specified in Section 4.5 of the Agreement) for such Deposit Date; and

              (B) an amount equal to the Excess Transferor Percentage for the related Collection Period of Principal Collections allocable to the Regular Pool and deposited in the Collection Account for such Deposit Date, if the Regular Transferor Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the sum of the Regular Trust Available Subordinated Amount for the immediately preceding Determination Date plus the Regular Minimum Transferor Amount (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date); and

                   (ii) on each Deposit Date (or, if the Servicer so elects, monthly on each Distribution Date on a cumulative basis with respect to all Deposit Dates during the related Collection Period) with respect to the Revolving Period on which all Collections received on that day have been deposited in the Collection Account, an amount equal to the Available Transferor Collections for such Deposit Date, if the Regular Transferor Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the sum of the Regular Trust Available Subordinated Amount for the immediately preceding Determination Date and the Regular Minimum Transferor Amount (after giving effect to the allocations, distributions, withdrawal, and deposits to be made on the Distribution Date immediately following such Deposit
              Date); provided, however, that Available Transferor Collections shall be paid to the Transferor with respect to any Collection Period only after an amount equal to the sum of (A) the Deficiency Amount, if any, relating to the immediately preceding Collection Period, (B) the excess, if any, of the Reserve Fund Re-quired Amount over the amount in the Reserve Fund on the immediately preceding Distribution Date (after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund on such Distribution Date), has been deposited in the Collection Account and (C) any Shortfall amount and Carry-Over Amount has been paid from such Available Transferor Collections.

              The withdrawals to be made from the Collection Account pursuant to this Section 4.1(b) do not apply to deposits into the Collection Account that do not represent Collections, including Miscellaneous Payments, payment of the purchase price for the Certificateholders' Interest pursuant to
Section 2.3 of the Agreement, payment of the purchase price for the Series 1996-2 Certificateholders' Interest pursuant to Section 7.1 of this Series Supplement and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.2 or 12.2 of the Agreement.

         (c) The Servicer shall instruct the Trustee to withdraw from the Collection Account and deposit into the Reserve Fund on Deposit Dates with respect to the Revolving Period Available Transferor Principal Collections for such Deposit Date, up to the amount of the excess, if any, determined pursuant to Section 4.1(b)(ii)(B).

         SECTION 4.2. Monthly Interest. (a) The amount of Class A monthly interest ("Class A Monthly Interest") with respect to the Class A Certificates on any Distribution Date shall be an amount equal to a fraction, the numerator of which is the number of days in the related Interest Period and the denominator of which is 360, of the product of (i) the applicable Class A Certificate Rate and (ii) the outstanding Class A Principal Amount as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Class A Certificateholders on such preceding Distribution Date, if any).

         (b) The amount of Class B Monthly Interest ("Class B Monthly Interest") with respect to the Class B Certificates on any Distribution
Date shall be an amount equal to a fraction, the numerator of which is the number of days in the related Interest Period and the denomina-tor of which is 360, of the product of (i) the applicable Class B Certificate Rate and (ii) the outstanding Class B Principal Amount as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Class B Certificateholders on such preceding Distribution Date, if any).

         (c) In the event that, with respect to any Distribution Date, the Class A Certificate Rate and the Class B Certificate Rate for any Interest Period are limited to the Asset Receivables Rate, then the excess of interest calculated at the applicable Class A or Class B LIBOR Rate over the Asset Receivables Rate shall constitute a shortfall amount (a "Shortfall Amount") with respect to interest due and owing on the Class A Certificates and the Class B Certificates, as applicable, and shall be payable on such Distribution Date. If, with respect to such Distribution Date, the Servicer determines that an insufficiency of funds exists to pay such Shortfall Amount after allocation of collections pursuant to Section 4.6(a), then the Servicer shall notify the Transferor of such insufficiency and the Transferor shall be obligated to deposit the amount of such insufficiency, in immediately available funds, into the Collection Account no later than the Business Day preceding the related Distribution Date. In the event a Shortfall Amount is not paid on any Distribution Date, interest shall accrue on the Shortfall Amount at the applicable Class A or Class B LIBOR Rate plus 2% (such Shortfall Amount plus interest thereon, compounded monthly, a "Carry-Over Amount") and shall be payable on the next succeeding Distribution Date.

         (d) On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Interest Shortfall"), of (x) the sum of Class A Monthly Interest and the Class B Monthly Interest for the Interest Period applicable to such Distribution Date and any outstanding Interest Shortfalls plus Additional Interest thereon as set forth below over (y) the amount of Interest Collections allocable to the Regular Pool which will be available to be deposited in the Collection Account on such Distribution Date in respect thereof pursuant to this Series Supplement. Interest shall accrue on any outstanding Interest Shortfall at the applicable Certificate Rate plus 2%, compounded monthly (such interest, "Additional Interest"), and shall be payable as provided herein on succeeding Distribution Dates.

         SECTION 4.3. Determination of Monthly Principal. (a) The amount of monthly principal ("Class A Monthly Principal") available to be distributed or deposited in the Principal Funding Account with respect to the Class A Certificates on each Distribution Date with respect to an Early Amortization Period and the Accumulation Period shall be equal to the Available Investor Principal Collections with respect to such Distribution Date; provided, however, that for each Distribution Date with respect to the Accumulation Period, the sum of Class A Monthly Principal and Class B Monthly Principal (together, "Monthly Principal") shall not exceed the Controlled Distribution Amount for such Distribution Date; and provided, further, that (i) Class A Monthly Principal shall not exceed the Class A Principal Amount and
(ii) Monthly Principal shall not exceed the Invested Amount.

         (b) The amount of monthly principal ("Class B Monthly Principal") available to be distributed with respect to the Class B Certificates on each Distribution Date with respect to an Early Amortization Period and the Accumulation Period shall equal zero until the Distribution Date on which the Class A Certificates have been paid or provided for in full; on and after such Distribution Date, Class B Monthly Principal shall be equal to the Available Investor Principal Collections with respect to such Distribution Date after the Class A Certificates have been paid or provided for in full; provided that Class B Monthly Principal shall not exceed the Class B Principal Amount.

         SECTION 4.4. Establishment of Reserve Fund and Principal Funding Account. (a)(i) The Servicer, for the benefit of the Series 1996-2 Certificateholders, shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Reserve Fund") which shall be identified as the "Reserve Fund for the World Omni Wholesale Master Trust, Series 1996-2" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1996-2 Certificateholders.

              (ii) At the written direction of the Servicer, funds on deposit in the Reserve Fund shall be invested by the Trustee in Eligible Investments selected by the Servicer that will mature so that such funds will be available at the close of business on or before the Business Day next preceding the following Distribution Date. All Eligible Investments shall be held by the Trustee for the benefit of the Series 1996-2 Certificateholders.
On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund received prior to such Distribution Date shall be credited to the Collection Account and applied as set forth in Section 4.6(a) of this Series Supplement. Funds deposited in the Reserve Fund on a Business Day (which immediately precedes a Distribution Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

              (b)(i) The Servicer, for the benefit of the Certificateholders, shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account", which shall be identified as the "Principal Funding Account for World Omni Wholesale Master Trust, Series 1996-2" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1996-2 Certificateholders.

             (ii) At the written direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1996-2 Certificateholders. On each Distribution Date all interest and other investment earnings (net of losses and investment expenses) on funds on deposit therein shall be credited to the Collection Account and applied as set forth in Section 4.6(a) of this Series Supplement. Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day next preceding the following Distribution Date or, if an Early Amortization Event shall have occurred, the next Special Payment Date. Funds deposited in the Principal Funding Account on a

Business Day (which immediately precedes the Expected Payment Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

              (c)(i) The Trustee shall possess all right, title and interest in, to and under all funds on deposit from time to time in, and all Eligible Investments credited to, the Reserve Fund and the Principal Funding Account (collectively, the "Series 1996-2 Accounts") and in all proceeds thereof.
The Series 1996-2 Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. If, at any time, any of the Series 1996-2 Accounts ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Series 1996-2 Account meeting the conditions specified in paragraph (a)(i), (b)(i) or (c)(i) above, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Series 1996-2 Account. Neither the Transferor, the Servicer nor any person or entity claiming by, through or under the Transferor, the Servicer or any such person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Series 1996-2 Account, except as expressly provided herein. Exhibit D to this Series Supplement identifies each Series 1996-2 Account by setting forth the account number of each such account, the account designation of each such account and the name of the institution with which such account has been established. If a substitute Series 1996-2 Account is established pursuant to this Section, the Servicer shall provide to the Trustee an amended Exhibit D, setting forth the relevant information for such substitute Series 1996-2 Account. The Reserve Fund and the Principal Funding Account shall be the property of the Transferor for federal income tax purposes and the Transferor shall report the investment earnings on each such fund in its federal income tax return.

             (ii)  Pursuant to the authority granted to the Servicer in
Section 3.1(a) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to take withdrawals and payments from the Series 1996-2

Accounts for the purposes of carrying out the Servicer's or Trustee's duties hereunder.

         SECTION 4.5.   Deficiency Amount.  With respect to each
Distribution Date, on the related Determination Date, the Servicer shall determine the amount (the "Deficiency Amount"), if any, by which

         (a)  the sum of:

              (i)  Class A Monthly Interest and Class B Monthly
         Interest for such Distribution Date;

             (ii) any Interest Shortfall previously due but not deposited in the Collection Account on a prior Distribution Date;

            (iii)  Additional Interest, if any, for such
         Distribution Date;

             (iv) the Certificateholders' Monthly Servicing Fee for such Distribution Date (unless waived);

              (v) the Investor Default Amount, if any, for such Distribution Date; and

             (vi) an amount (the "Monthly Dilution Amount") equal to the Series 1996-2 Allocation Percentage of the amount of any Adjustment Payment required to be deposited in the Collection Account pursuant to Section 3.9(a) of the Agreement with respect to the related Collection Period that has not been so deposited as of such Determination Date, exceeds  (b)  the sum of

              (i)  the Floating Allocation Percentage of Interest
         Collections allocable to the Regular Pool for such Distribution Date plus any Investment Proceeds, if any, with respect to such Distribution Date and

             (ii) the amount of funds in the Reserve Fund which are available pursuant to

              Section 4.8(a) to cover any portion of the amount, if any, by which the amount of clause (a) exceeds the amount of clause (b)(i).

         The "Required Draw Amount" shall be the lesser of (x) the Deficiency Amount and (y) the Available Subordinated Amount on the related Determination Date. In the event that any Shortfall Amount or Carry-Over Amount remains outstanding at such time as the Class A Principal Amount and the Class B Principal Amount are paid in full, then the Required Draw Amount for such Distribution Date (after such payment of the Class A Principal Amount and the Class B Principal Amount) and subsequent Distribution Dates shall include any Carry-Over Amount, until such Carry-Over Amounts have been paid in full.

         SECTION 4.6. Application of Investor Interest Collections, Investment Investment Proceeds and Available Investor Principal Collections. The Servicer shall cause the Trustee to make the following distributions from the Collection Account on each Distribution Date:

         (a) On each Distribution Date, an amount equal to the sum of (i) the Floating Allocation Percentage of Interest Collections allocable to the Regular Pool and (ii) any Investment Proceeds with respect to such Distribution Date will be distributed in the following priority:

                   (i) first, an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any outstanding Interest Shortfall attributable to the Class A Certificates and the amount of any Additional Interest for such Distribution Date shall be distributed to Class A Certificateholders;

                  (ii) second, an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any outstanding Interest Shortfall attributable to the Class B Certificates and the amount of any Additional Interest for such Distribution Date shall be distributed to Class B Certificateholders;

                 (iii) third, an amount equal to the Certificateholders' Monthly Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account or waived);

                  (iv) fourth, an amount equal to the Reserve Fund Deposit Amount, if any, for such Distribution Date shall be deposited in the Reserve Fund;

                   (v) fifth, an amount equal to the sum of the Investor Default Amount and the Monthly Dilution Amount for such Distribution Date shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

                  (vi)  sixth, an amount equal to the sum of (x) any

              Shortfall Amount for the current Distribution Date and (y) any accrued and unpaid Carry-Over Amount from a prior Distribution Date, if any, shall be paid first to the Class A Certificateholders to the extent of available funds and then to the Class B Certificateholders; and

                 (vii) seventh, the balance, if any, shall constitute Excess Interest and shall be allocated and distributed as set forth in Section 4.10.

         (b) On each day during the Revolving Period, an amount equal to Principal Collections allocable to the Regular Pool deposited on any day shall be applied by the Servicer in the following priority:

                   (i) first, to make a deposit in the Series 1996-2 portion of the Excess Funding Account to the extent necessary so that the balance therein equals the excess, if any, of (a) the sum of (i) the Class A Principal Amount and the Class B Principal Amount, calculated as of the last day of the previous Collection Period and (ii) the Available Subordinated Amount (excluding the Incremental Subordinated Amount) on such day over (b) the product of the Series 1996-2 Allocation Percentage and the Regu-
         lar Pool Balance on such date, multiplied by 98%; and

                   (ii) second, an amount equal to the balance (such balance being part of "Shared Principal Collections"), if any, of such Available Investor Principal Collections shall be applied in accordance with Section 4.4 of the Agreement.

         (c) For purposes of determining the amount to be applied pursuant to subparagraph (b)(i) above, allocations of the amounts to be deposited in the Excess Funding Account and allocated to Series 1996-2 and all other outstanding Series and Purchased Interests shall be made pro rata on the basis of the invested amounts (including the Invested Amount) for such Series and Purchased Interests.

         (d) If on any day during the Revolving Period, the balance on deposit in the Series 1996-2 portion of the Excess Funding Account exceeds the amount calculated pursuant to clause (b)(i) above, then funds in an amount up to the amount of such excess shall be withdrawn from the Excess Funding Account and treated as Available Investor Principal Collections.

         (e) On each Distribution Date with respect to the Accumulaltion Period or an Early Amortization Period, an amount equal to Available
Investor Principal Collections will be distributed in the following priority:

                   (i) first, an amount equal to Class A Monthly Principal for such Distribution Date shall be deposited by the Servicer into the Principal Funding Account;

                  (ii) second, an amount equal to Class B Monthly Principal for such Distribution Date shall be deposited by the Servicer into the Principal Funding Account; and

                 (iii) third, for each Distribution Date with respect to the Accumulation Period (unless an Early Amortization Event has occurred), after giving effect to the deposits referred to in clauses (i) and (ii) above, an amount equal to the balance (such balance being part of "Shared Principal Collections"), if any, of such Available Investor Principal Collections shall be applied in accordance with Section
              4.4 of the Agreement and Section 4.11 hereof.

                 (iv) fourth, if such Distribution Date is on a Special Payment Date or the Expected Final Payment Date, all amounts on deposit in the Principal Funding Account and the Excess Funding Account allocable to Series 1996-2 up to a maximum amount on any such day equal to the excess of the outstanding principal balance of the Series 1996-2 Certificates over the unreimbursed Investor Charge- Offs, shall be distributed first to the Class A Certificateholders to the extent due and owing and second, to the extent funds are available, to the Class B Certificateholders to the extent due and owing.

         SECTION 4.7.   Carry-Over Amount.

         In the event that, at such time as the Class A Principal Amount and the Class B Principal Amount are paid in full, any Carry-Over Amount remains outstanding, then Series 1996-2 shall remain outstanding with an Invested Amount of zero. On each succeeding Distribution Date until the Carr-Over Amount shall have been paid in full, Available Transferor Collections shall be applied as set forth in Section 4.8 to pay such Carry-Over Amount first, to the Class A Certificateholders and then to the Class B Certificateholders until the Carry-Over Amount (including interest therein, compounded monthly) has been paid in full.


         For so long as the Series 1996-2 Certificates remain outstanding (including for any period for which a Carry-Over Amount remains outstanding)
(i) WOFCO shall maintain in effect (and renew, to the extent necessary) and
(ii) the Transferor shall not cancel or otherwise waive its riights under, the demand note designated "Demand Note A" dated as of October 25, 1994.

         SECTION 4.8. Application of Reserve Fund and Available Subordinated Amount. (a) If the sum of the Investor Interest Collections and Investment Proceeds, if any, on any Distribution Date pursuant to Section 4.6(a) is not sufficient to make all distributions required on such Distribution Date by Sections 4.6(a)(i), (ii), (iii) and (v), the Servicer shall cause the Trustee to withdraw funds from the Reserve Fund to the extent available therein, and apply such funds to complete the distributions pursuant to Sections 4.6(a)(i),
(ii), (iii) and (v); provided that during any Early Amortization Period (other than an Early Amortization Period which has ended as described in clause (c) of the definition thereof), funds shall not be withdrawn from the Reserve Fund to make distributions otherwise required by Section 4.6(a)(v) to the extent that, after giving effect to such withdrawal, the amount on deposit in the Reserve Fund shall be less than $1,000,000.

         (b) If there is a Required Draw Amount for any Distribution Date, the Servicer shall, subject to the following paragraph, apply or cause the Trustee to apply the Available Transferor Collections with respect to the related Collection Period, but only up to the amount of the Required Draw Amount, to make up the shortfall in the distributions required by Sections 4.6(a)(i), (ii), (iii) and (v) that have not been made through the application of funds from the Reserve Fund in accordance with Section 4.8(a). The amount of the Available Transferor Collections applied in accordance with the preceding sentence shall reduce the Available Subordinated Amount. Any such Available Transferor Collections remaining after the application thereof pursuant to the preceding sentence shall be added to Available Investor Principal Collections for such Distribution Date, but only up to the amount of unpaid Adjustment Payments allocated to Series 1996-2 as described in Section 4.5(a)(vi). If the Required Draw Amount exceeds Available Transferor Collections for such Distribution Date, the Available Subordinated Amount shall be further reduced by the amount of such excess, but not by more than the sum of the Investor Default Amount and the Monthly Dilution Amount for such Distribution Date.

         If, for such Distribution Date, the sum of the Required Draw Amount and the aggregate of the required subordination draw amounts for all other Series and

Purchased Interests outstanding exceeds the Available Transferor Collections with respect to the related Collection Period, then such Available Transferor Collections shall be allocated to such Series and Purchased Interests (including Series 1996-2) pro rata on the basis of such required draw amounts (including the Required Draw Amount).

         (c) If, after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund made pursuant to Sections 4.1(c), 4.4, 4.6(a) and 4.8(a) and (d), (i) the amount in the Reserve Fund is greater than the Reserve Fund Required Amount for such Distribution Date, then the Servicer shall (x) if any Shortfall Amount or Carry-Over Amount exists for such Distribution Date, apply the excess to pay such amount and, (y) thereafter, cause the Trustee to distribute such excess amount to the Transferor and (ii) the amount in the Reserve Fund is less than such Reserve Fund Required Amount, then the Trustee shall, subject to the following paragraph, deposit any remaining Available Transferor Collections for such Distribution Date (after giving effect to clause (b) of Section 4.8) into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount. On the Termination Date, any funds in the Reserve Fund will be treated as Available Investor Principal Collections. Upon payment in full of the outstanding principal balance of the Series 1996-2 Certificates, any funds remaining on deposit in the Reserve Fund shall (x) if any Shortfall Amount or Carry-Over Amount exists on such date, be used to pay such Amount to Certificateholders and (y) thereafter, be paid to the Transferor.

         If, for such Distribution Date, the sum of the amount required to be deposited into the Reserve Fund and the aggregate of the amounts required to be deposited into the reserve funds for all other Regular Series and Regular Purchased Interests outstanding exceeds the Available Transferor Collections that remain available to make such deposits on such Distribution Date, then such remaining Available Transferor Collections shall be allocated to such Series and Purchased Interests (including Series 1996-2) pro rata on the basis of the amounts required to be deposited in each such reserve fund (including the Reserve Fund).

         (d) If, for any Distribution Date with respect to an Early Amortization Period, after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund and the reserve funds for other
Regular Series and Regular Purchased Interests made pursuant to Sections 4.1(c), 4.4, 4.6(a) and 4.8(a), the amount in the Reserve Fund is less than the Excess Reserve Fund Required Amount for such Distribution Date, the Trustee shall, subject to the following paragraph, deposit any remaining Available Transferor Collections for such Distribution Date into the Reserve Fund until the amount in the Reserve Fund is equal to such Excess Reserve Fund Required Amount.

         If for any Distribution Date the sum of the amount required to be deposited into the Reserve Fund to fund the Reserve Fund Required Amount and the aggregate of the amounts required to be deposited into the reserve funds for all other Regular Series and Regular Purchased Interests outstanding to fund the reserve fund required amounts for such Regular Series or Regular Purchased Interests exceeds the remaining Available Transferor Collections available to make such deposits for such Distribution Date, then such remaining Available Transferor Collections shall be (subject to the next paragraph) allocated to such Regular Series and Regular Purchased Interests (including Series 1996-2) pro rata on the basis of such amounts required to be deposited in each such reserve fund (including the Reserve Fund) to fund the reserve fund required amount (including the Reserve Fund Required Amount).

         If any accrued and unpaid Interest Shortfall (together with Additional Interest, if any) exists at the time when the Invested Amount of the Certificates has been reduced to zero (and after application of amounts available in the Reserve Fund), then, on each succeeding Distribution Date until the aggregate amount of such Interest Shortfalls (together with Additional Interest, if any) is paid in full, the Servicer shall apply all Available Transferor Collections toward the payment of such Interest Shortfalls and Additional Interest (if any) up to, but not exceeding, an amount equal to the Available Subordinated Amount (which will thereby reduce the Available Subordinated Amount by the amount of Available Transferor Collections so applied).

         (e) The balance of Available Transferor Collections on any Distribution Date, after giving effect to any distributions thereof pursuant to Sections 4.8(b), (c) and (d) and the distributions in respect of other series referred to in Sections 4.8(b), (c) and (d), shall be distributed to the Transferor on such Distribution Date; provided that (x) if the Trust Available Subordinated Amount for the immediately preceding Determination Date exceeds the Transferor Amount on such date (determined after giving effect to any Principal Receivables transferred to the Trust on such Distribution Date),
Section 4.8(c) hereof shall not apply and such balance of Available Transferor Collections shall be deposited into the Reserve Fund to the extent of such excess and (y) during a Dilution Reserve Period (but only when clause (x) above does not apply), any remaining Available Transferor Interest Collections shall be deposited into the Dilution Reserve Fund until the balance therein equals $1,000,000. Any remaining Available Transferor Collections shall be paid to the Transferor.

         SECTION 4.9. Investor Charge-Offs. If, on any Distribution Date on which the Available Subordinated Amount on the preceding Determination
Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date) is zero and the Deficiency Amount for such Distribution Date is greater than zero, the Class B Principal Amount will be reduced by the Deficiency Amount, but not by more than the sum of the Investor Default Amount and the unreimbursed Monthly Dilution Amount for such Distribution Date (a "Class B Investor Charge-Off"). Class B Investor Charge-Offs shall thereafter be reimbursed and the Invested Amount and the Class B Principal Amount increased (but not by an amount in excess of the aggregate unreimbursed Class B Investor Charge-Offs) by the sum of (i) Miscellaneous Payments allocable to Series 1996-2 with respect to such Distribution Date and (ii) the amount of Excess Interest allocated and available for that purpose pursuant to Section 4.10(a); provided that the Class B Principal Amount will not be increased if and to the extent that the Class A Principal Amount has been reduced by Class A Investor Charge-Offs, and the Class A Principal Amount has not first been increased by the amount of such reduction.

         In the event that any such reduction of the Class B Invested Amount would cause the Class B Principal Amount to be less than zero, the Class B Principal Amount shall be reduced to zero, and the Class A Principal Amount will be reduced by the amount by which the Class B Principal Amount would have been reduced below zero, but not more than the sum of the Investor Default Amount and the unreimbursed Monthly Dilution Amount for such Distribution Date (such amount, a "Class A Investor Charge-Off"). In the event the Class A Principal Amount have been reduced by the amount of any Class A Investor Charge-Offs, it will be increased on any Distribution Date by the sum of (i) Miscellaneous Payments allocable to Series 1996-2 for such Distribution Date and (ii) the amount of Excess Interest allocated and available at such time.

         SECTION 4.10.  Excess Interest.  The Servicer shall cause the
Trustee to apply, on each Distribution Date, Excess Interest with respect to the Collection Period immediately preceding such Distribution Date, to make the following distributions in the following priority:

         (a) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed as provided in
Section 4.9 (after giving effect to the allocation on such Distribution Date of any amount for that purpose pursuant to Section 4.9), shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date and shall increase the Class A Principal Amount;

         (b) an amount equal to the aggregate amount of Class B Investor Charge-Offs which have not been previously reimbursed as provided in
Section 4.9 (after giving effect to the allocation on such Distribution Date of any amount for that purpose pursuant to Section 4.9), shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date and shall increase the Class B Principal Amount;

         (c) an amount equal to the amount of reductions of the Available Subordinated Amount on account of Investor Default Amounts that have not been reinstated previously shall be distributed to the Transferor and will increase the Available Subordinated Amount;

         (d) during any Dilution Reserve Period, an amount equal to the excess (if any) of $1,000,000 over the balance on deposit in the Dilution Reserve Fund shall be deposited into the Dilution Reserve Fund;

         (e) an amount equal to the aggregate outstanding amounts of the Certificateholders' Monthly Servicing Fee which have been previously waived pursuant to Section 3.1 shall be distributed to the Servicer; and

         (f)  the balance, if any, shall be distributed to the Transferor.

         SECTION 4.11.  Shared Principal Collections.

         "Series 1996-2 Shared Principal Collections", with respect to any Distribution Date, shall mean Shared Principal Collections for all Series and Purchased Interest for such Distribution Date in an amount equal to the lesser of (a) the Series 1996-2 Principal Shortfall, if any, for such Distribution Date and (b) an amount equal to the product of (x) Shared Principal Collections for all Series and Purchased Interests for such Distribution Date and (y) a fraction, the numerator of which is the Series 1996-2 Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series and Purchased Interests for such Distribution Date. The "Series 1996-2 Principal Shortfall", with respect to any Distribution Date, shall equal the excess of
(i) (x) for any Distribution Date with respect to the Accumulation Period, the Controlled Distribution Amount or (y) for any Distribution Date with respect to an Early Amortization Period, the Invested Amount, over (ii) Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections).

         SECTION 4.12. Excess Funding Account. (a) All funds on deposit in the Excess Funding Account with respect to Series 1996-2 at the beginning of the Accumulation Period or upon the occurrence of an Early Amortization Event will be deposited in the Principal Funding Account, and no funds will be deposited in the Excess Funding Account with respect to Series
1996-2 during the Accumulation Period or any Early Amortization Period.

         (b) In the event that other Regular Series and Regular Purchased Interests issued by the Trust provide for other arrangements similar to the Series 1996-2 portion of the Excess Funding Account involving fluctuating levels of investments in Principal Receivables, (i) the allocation of additional Principal Receivables to increase the Invested Amount and the invested amounts of such other Regular Series and Regular Purchased Interests (and the related withdrawals from those respective portions of Excess Funding Account) will be based on the proportion that the amount on deposit in such portion of the Excess Funding Account bears to the aggregate amount on deposit in the Excess Funding Account and (ii) the deposit of amounts into the Series 1996-2 portion of the Excess Funding Account and other portions of the Excess Funding Account allocable to other Regular Series and Regular Purchased Interests will be pro rata based on the proportion that the Invested Amount bears to the invested amounts (including the Invested Amount) of all Regular Series and Regular Purchased Interests having an interest in the Excess Funding Account.

         SECTION 4.13.  Determination of Accumulation Period Length.
On the June 1999 Distribution Date, the Servicer shall determine the Accumulation Period Length. The "Accumulation Period Length" will be one, two or three months(s) and will be calculated as the product, rounded upwards to the nearest integer, of (a) 3 and (b) a fraction, the numerator of which is the Invested Amount as of the June 1999 Distribution Date (after giving effect to all changes therein on such date) and the denominator of which is the sum of such Invested Amount and the invested amounts as of the June 1999 Distribution Date (after giving effect to all changes therein on such date) of all other outstanding Series and Purchased Interests (other than any Concentration Series) whose respective revolving periods are not scheduled to end before the last day of the September 1999 Collection Period. If the Accumulation Period Length is one month, two months or three months, the Revolving Period shall end, and the Accumulation Period shall begin, on the first day of the September 1999, August 1999 or July 1999 Collection Period, respectively.
Notwithstanding the foregoing, the Revolving Period shall end, and the Accumulation Period shall commence, on the first day of the July 1999 Collection Period if, prior to such date, any other outstanding Series or Purchased Interest shall have entered into an early amortization period. In addition, if the Accumulation Period shall have been determined to commence later than the first day of the July 1999 Collection Period and, prior to such commencement, another Series or Purchased Interests shall enter into an early amortization period, the Accumulation Period shall commence on the date on which that early amortization period commences.

         SECTION 4.14. Dilution Reserve Fund. (a) If a Dilution Reserve Trigger Date occurs, the Servicer, for the benefit of Holders of each Regular Series (other than Series 1994-1), shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Dilution Reserve Fund") which shall be identified as the "Dilution Reserve Fund for the World Omni Wholesale Master Trust". The Dilution Reserve Fund shall be funded in the manner specified in Sections 4.8(e) and 4.10(d) and this Section 4.14 and shall be administered in the same manner as specified for the Series 1996-2 Accounts in Section 4.4 (including with respect to the application of investment proceeds).

         (b) If a Dilution Reserve Deposit Date occurs, WOFCO shall, on such date, deposit into the Dilution Reserve Fund an amount equal to the excess (if any) of $1,000,000 over the balance on deposit in the Dilution Reserve Fund. On and after a Dilution Reserve Deposit Date (and whether or not WOFCO has made the deposit referred to above), on each Distribution Date the Servicer shall withdraw from the Dilution Reserve Fund and apply as Available Investor Principal Collections an amount equal to the excess, if any, of the related Monthly Dilution Amount over the amounts allocated to cover the Monthly Dilution Amount pursuant to Sections 4.6(a)(v) and 4.8(a) and (b); provided that if any Regular Series (other than Series 1994-1) is outstanding and the sum of the excess specified above and the similar excess calculated for each other such Regular Series is greater than the balance available in the Dilution Reserve Fund, then the balance on deposit in the Dilution Reserve Fund shall be shared ratably among the Regular Series (other than Series 1994-1) in accordance with the proportion that the Series Allocation Percentage of each bears to the sum of such Series Allocation Percentages.

         (c) On the earlier to occur of (i) the date on which the Series 1994-1 Certificates have been repaid in full and (ii) the Termination Date (after all distributions to the Series 1996-2 Holders on that date), the balance on deposit in the Dilution Reserve Fund shall be paid to the Transferor, and the following shall be deemed to have been deleted from this Series Supplement: the definitions of "Dilution Reserve Deposit Date", "Dilution Reserve Fund", "Dilution Reserve Period" and "Dilution Reserve Trigger Date"; clause (y) of the proviso to Section 4.8(e); Section 4.10(d) and this Section 4.14.


                                   ARTICLE V

                          DISTRIBUTIONS AND REPORTS TO
                        SERIES 1996-2 CERTIFICATEHOLDERS

         SECTION 5.1. Distributions. (a) On each Distribution Date, the Trustee shall distribute to each Series 1996-2 Certificateholder of record on the preceding Record Date (other than as provided in Section 12.2 of the Agreement respecting a final distribution) such Certificateholder's pro rata share (based on the aggregate fractional undivided interests represented by the Series 1996-2 Certificates held by such Certificateholder) of the amounts on deposit in the Series 1996-2 Accounts as is payable to the Series 1996-2 Certificateholders on such Distribution Date pursuant to Sections 4.6 and 4.7.

         (b) Except as provided in Section 12.2 of the Agreement with respect to a final distribution, distributions to Series 1996-2 Certificateholders hereunder shall be made by check mailed to each Series 1996-2 Certificateholder at such Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Series 1996-2 Certificate or the making of any notation thereon; provided, however, that with respect to Series 1996-2 Certificates registered in the name of a Depository, such distributions shall be made to such Depository in immediately available funds.

         SECTION 5.2.  Reports to Series 1996-2 Certificateholders.
(a) At least two (2) Business Days prior to each Distribution Date, the Servicer will provide to the Trustee statements substantially in the forms of Exhibit C (with a copy to each Rating Agency), and on each Distribution Date the Trustee shall forward to each Series 1996-2 Certificateholder the report substantially in the form of Exhibit C prepared by the Servicer, setting forth certain information relating to the Trust and the Series 1996-2 Certificates.

         (b) A copy of each report provided pursuant to paragraph (a) will be made available for inspection at the Corporate Trust Office of the Trustee.

         (c)  On or before April 30 of each calendar year, beginning with calendar year 1997, the Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 1996-2 Certificateholder, a report prepared by the Servicer containing the information which is required to be contained in the statement to Series 1996-2 Certificateholders as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 1996-2 Certificateholder. The Servicer shall prepare and the Trustee shall furnish to each person that was a certificateholder during the preceding calendar year in the time and manner required by the Code, such information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code, including Forms 1099 and such other customary information as is necessary to enable the Series 1996-2 Certificateholders (or Certificate Owners) to prepare their tax returns. The obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.


                                   ARTICLE VI

                           EARLY AMORTIZATION EVENTS

         SECTION 6.1. Additional Early Amortization Events. The occurrence of any of the following events shall, immediately upon the occurrence thereof without notice or other action on the part of the Trustee or the Series 1996-2 Certificateholders, be deemed to be an

Early Amortization Event solely with respect to Series 1996-2:

         (a) on any Determination Date, the average of the Monthly Payment Rates for the three (3) preceding Collection Periods is less than 30%;

         (b) on any Determination Date, the Available Subordinated Amount for the next Distribution Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date, after giving effect to the distributions to be made on such Distribution Date;

         (c)  any Servicer Default with respect to Series 1996-2 occurs;

         (d) the Class A Principal Amount and the Class B Principal Amount is not repaid by the Expected Final Payment Date; or

         (e) if, on any date, either (i) any Shortfall Amount has arisen with respect to six consecutive Determination Dates, (ii) the amount available to be drawn by the Transferor under a demand note designated "Demand Note A" provided by WOFCO specifically for purposes of funding Shortfall Amounts and Carry-Over Amounts (the "Shortfall Demand Note") falls below the greater of (A) $325,000 and (B) two times the amount of the largest Shortfall Amount on any Determination Date, (iii) payment is not made by WOFCO under the Shortfall Demand Note or (iv) the Transferor fails to pay any Shortfall Amount or Carry-Over Amount in accordance with Section 4.2(c).

                                  ARTICLE VII

                              OPTIONAL REPURCHASE

         SECTION 7.1. Optional Repurchase. (a) On any Distribution Date occurring after the date on which the sum of the Class A Principal Amount and the Class B Principal Amount is reduced to 10% of the sum of the Class A Initial Principal Amount and the Class B Initial Principal Amount or less, the Transferor shall have the option, subject to the condition set forth in paragraph (c), to purchase the entire, but not less than the entire, Series 1996-2 Certificateholders' interest, at a purchase price equal to the Reassignment Amount for such Distribution Date.

         (b) The Transferor shall give the Servicer and the Trustee at least ten (10) days prior written notice of the Distribution Date on which the Transferor intends to exercise such purchase option. Not later than 12:00 noon (New York City time), on such Distribution Date, the Transferor shall deposit an amount equal to the sum of (i) the Series 1996-2 portion of the Excess Funding Account (in a maximum amount not exceeding the Reassignment Amount) and
(ii) the excess, if any, of the Reassignment Amount over the amount calculated in clause (i) into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Reassignment Amount. Such amount deposited in the Collection Account shall be distributed as set forth in
Section 8.1 (b).

         (c) If at the time the Transferor exercises its purchase option hereunder, the Transferor's long- term unsecured debt has a rating lower than the lowest investment grade rating of the Rating Agency, or the Transferor's long-term debt is not rated, the Transferor shall deliver to the Trustee on such Distribution Date an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain Officer's Certificates to the effect that the Series 1996-2 Certificateholders' Interest purchased by the Transferor constitutes fair value for the consideration paid therefor and as to the solvency of the Transferor, the purchase of the Series 1996-2 Certificateholders' interest would not be considered a fraudulent conveyance under applicable law.


                                  ARTICLE VIII

                              FINAL DISTRIBUTIONS

         SECTION 8.1. Acquisition of Certificateholders' Interest pursuant to Section 2.3 of the Agreement; Distributions Pursuant to Section 7.1 of this Series Supplement or Section 2.3 or 12.2(c) of the Agreement. (a) The amount to be paid by the Transferor to the Collection Account with respect to Series 1996-2 in connection with a purchase of the Certificateholders'

Interest pursuant to Section 2.3 of the Agreement shall equal the Reassignment Amount for the Distribution Date on which such acquisition occurs.

         (b)  With respect to the amount deposited into the Collection
Account pursuant to Section 7.1 or 8.1 of this Series Supplement or Section
2.3 of the Agreement or any Termination Proceeds deposited into the Collection Account pursuant to Section 12.2(c) of the Agreement, the Trustes shall, not later than 12:00 noon (New York City time), on the Distribution Date on which such amounts are deposited (or, if such date is not a Distribution Date, on the immediately following Distribution Date) (in the priority set forth below): (i) first, (x) deposit an amount equal to the sum of the Class A Principal Amount and Class B Principal Amount on such date into the Principal Funding Account and (y) deposit the amount of accrued and unpaid interest on the unpaid balance of the Certificates (including any accrued and unpaid Carry-Over Amount), the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not paid to Series 1996-2 Certificateholders on any prior Distribution Date (plus interest thereon), into the Principal Funding Account, and (ii) second, in the case of Termination Proceeds deposited pursuant to Section 12.2 of the Agreement, pay the remainder of any such Termination Proceeds to the Transferor.

         (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Principal Funding Account pursuant to Section 7.1 or 8.1 and all other amounts on deposit therein shall be distributed in full to the Series 1996-2 Certificateholders on such date (in a maximum amount not exceeding the Reassignment Amount) and any distribution made pursuant to paragraph (b) above shall be deemed to be a final distribution pursuant to Section 12.2 of the Agreement with respect to Series 1996-2; provided that no such distribution shall be a final distribution pursuant to Section 12.2(b) of the Agreement unless and until all accrued and unpaid Interest Shortfall Amounts (together with Additional Interest, if any) due and owing to Certificateholders have been paid in full.

         SECTION 8.2. Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables

Pursuant to Section 9.2 of the Agreement. (a) Not later than 12:00 noon (New York City time), on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to
Section 9.2(b) of the Agreement, the Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date), deduct an amount equal to the Invested Amount on such Distribution Date from the portion of Insolvency Proceeds equal to the product of (q) the portion of the Insolvency Proceeds treated as Principal Collections and (r) the Series 1996-2 Allocation Percentage and deposit such amount (together with all funds on deposit in the Series 1996-2 portion of the Excess Funding Account) in the Principal Funding Account; provided that the amount of such deposit shall not exceed the product of (x) the portion of the Insolvency Proceeds treated as Principal Collections, (y) the Series 1996-2 Allocation Percentage and (z) 100% minus the Excess Transferor Percentage with respect to the related Collection Period. The remainder of the portion of the Insolvency Proceeds allocated to the Series 1996-2 Allocation Percentage of Principal Collections shall be allocated to the Transferor Interest and shall be released to the Transferor on such Distribution Date.

         (b) Not later than 12:00 noon (New York City time), on the Distribution Date referenced in Section 8.2(a), the Trustee shall (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the sum of (i) Class A Monthly Interest and Class B Monthly Interest for such Distribution Date,
(ii) any outstanding Interest Shortfalls, (iii) the amount of any accrued and unpaid Carry- Over Amount and (iv) the amount of Additional Interest, if any, for such Distribution Date from the portion of Insolvency Proceeds equal to the product of (c) the portion of the Insolvency Proceeds treated as Interest Collections and (d) the Series 1996-2 Allocation Percentage of Interest Collections and deposit such amount in the Collection Account; provided that the amount of such distribution shall not exceed (x) the product of (A) the portion of the Insolvency Proceeds treated as Interest Collections; (B) the Series 1996-2 Allocation Percentage and (C) 100% minus the Excess Transferor Percentage. The remainder of the portion of the Insolvency Proceeds treated as Interest Collections shall be allocated to the Transferor Interest and shall be released to the Transferor on such Distribution Date.

         (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Principal Funding Account pursuant to this Section 8.2 and all other amounts on deposit therein shall be distributed in full to the Series 1996-2 Certificateholders on the Distribution Date on which funds are deposited pursuant to this Section (or, if not so deposited on a Distribution Date, on the immediately following Distribution Date) and any distribution made pursuant to this section shall be deemed to be a final distribution pursuant to Section
12.2 of the Agreement with respect to Series 1996-2.


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         SECTION 9.1. Ratification of Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

         SECTION 9.2. Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 9.3. Governing Law. This Series Supplement shall be governed by, and construed in accordance with, the laws or the State of New York.

         SECTION 9.4. Additional Covenants. Each of the parties hereto hereby agrees that the following provisions of the Agreement shall have the meanings set forth below for purposes of Series 1996-2 and all other Series and Purchased Interests:

         (a) All references in the Agreement pertaining to the laws of the Commonwealth of Virginia shall be interpreted to mean the laws of the State of Connecticut, regardless of context.

         (b) The definition of "Excess Receivables" in the Agreement shall be amended (i) in clause (i)(A) thereof by deleting the reference to "20%" and "30%" and by inserting "__%" and "__%", respectively, in their place and (ii) by inserting, after the word "month," and before the words "multiplied by", the words "and (F) the aggregate amount by which interest payments on Receivables under certain inventory financing agreements with Dealers, pursuant to WOFCO's and Fidelity Warranty Services Inc.'s "SuperWrap" program exceeds $500,000 per month".


               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

                 IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.


                                        WORLD OMNI DEALER FUNDING INC.,
                                        as Transferor


                                        By:
                                           -------------------------------
                                        Name:
                                        Title:


                                        WORLD OMNI FINANCIAL CORP.,
                                        as Servicer


                                        By:
                                           -------------------------------
                                        Name:
                                        Title:


                                        FLEET NATIONAL BANK,
                                        as Trustee


                                        By:
                                           -------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A


                          FORM OF FACE OF CERTIFICATE


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No. R-
      ---                               Initial
Registered                              Principal Balance:
                                        $
                                         ---------------------------------

                                        CUSIP NO.
                                                  --------


                       WORLD OMNI WHOLESALE MASTER TRUST
                      SERIES 1996-2, FLOATING RATE DEALER
                       LOAN BACKED CERTIFICATES, CLASS A

Each $1,000 minimum denomination represents a ___th in the Series 1996-2 Certificateholders' Class A undivided interest in the WORLD OMNI WHOLESALE MASTER TRUST


         Evidencing an undivided interest in a trust, the corpus of which consists of wholesale dealer floorplanning receivables (collectively, the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing agreements (collectively, the "Accounts") of World Omni Financial Corp., a Florida corporation ("WOFCO"). This certificate (the "Certificate") does not represent any interest in, or recourse obligation of, World Omni Dealer

Funding Inc., a Florida corporation and wholly-owned subsidiary of WOFCO (the "Transferor"), WOFCO or any affiliate thereof.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement referred to on the reverse side hereof or be valid for any purpose.

         This Certificate shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed.


                                        WORLD OMNI DEALER FUNDING INC.


                                        By:
                                           -------------------------------
                                        Name:
                                        Title:

Dated:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates described in the within-mentioned Pooling and Servicing Agreement.


FLEET NATIONAL BANK,
  as Trustee

By:
   ----------------------------
      Authorized Officer

            FORM OF THE REVERSE OF SERIES 1996-2 CLASS A CERTIFICATE

         This Series 1996-2, Floating Rate Dealer Loan Backed Certificate, Class A (this "Series 1996-2 Class A Certificate" or this "Certificate") certifies that ____________________ (the "Series 1996-2 Class A Certificateholder"), is the registered owner of a undivided interest in the WORLD OMNI WHOLESALE MASTER TRUST (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement;" such term to include any amendment or Supplement thereto) dated as of October 1, 1994, by and among World Omni Dealer Funding Inc., as the transferor named thereunder (the "Transferor"), World Omni Financial Corp. ("WOFCO"), as servicer named thereunder (in such capacity, the "Servicer"), and Fleet National Bank, as the trustee thereunder (the "Trustee"), and the Series 1996-2 Supplement thereto, dated as of May 1, 1996, among the Transferor, the Servicer and the Trustee.

         This Certificate is issued under, and is subject to, the terms and conditions of the Pooling and Servicing Agreement to which, as amended and supplemented from time to time, this Series 1996-2 Class A Certificateholder by virtue of the acceptance hereof is bound.

         A copy of the Pooling and Servicing Agreement may be requested from the Trustee by writing to the Trustee at Fleet National Bank, One Federal Street, 31st Floor, Boston, MA 02211, Attention: Corporate Trust.

         The Transferor has entered into the Pooling and Servicing Agreement and the Series 1996-2 Class A Certificates have been (or will with the intention that the Series 1996-2 Class A Certificates will qualify under applicable tax law as indebtedness. The Transferor, each Beneficiary and each Class A Certificateholder and Class A Certificate Owner, by the acceptance of its Class A Certificate or Book-Entry Certificate, as applicable, agrees to treat the Series 1996-2 Class A Certificates as indebtedness for all Federal income taxes, state and local income, single business and franchise taxes and any other taxes imposed on or measured by income.

                                   ASSIGNMENT


Social Security or other identifying number of assignee


- ---------------------------------


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------
- --------------------------------------------------------------------------
(name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ____________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      --------------------------------------------------------------------

                                        Signature Guaranteed:


                                        ----------------------------------

                                                                       EXHIBIT B


                          FORM OF FACE OF CERTIFICATE


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No. R-
      ---                               Initial
Registered                              Principal Balance:
                                        $
                                         ---------------------------------
                                        CUSIP NO.
                                                  ----------

                       WORLD OMNI WHOLESALE MASTER TRUST
                      SERIES 1996-2, FLOATING RATE DEALER
                       LOAN BACKED CERTIFICATES, CLASS B

Each $1,000 minimum denomination represents a    th in the Series 1996-2
Certificateholders' Class B undivided interest in the WORLD OMNI WHOLESALE MASTER TRUST


         Evidencing an undivided interest in a trust, the corpus of which consists of wholesale dealer floorplanning receivables (collectively, the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing agreements (collectively, the "Accounts") of World Omni Financial Corp., a Florida corporation ("WOFCO"). This certificate (the "Certificate") does not represent any interest in, or recourse obligation of, World Omni Dealer Funding Inc., a Florida corporation and wholly-owned subsidiary of WOFCO (the "Transferor"), WOFCO or any affiliate thereof.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement referred to on the reverse side hereof or be valid for any purpose.

         This Certificate shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed.


                                        WORLD OMNI DEALER FUNDING
                                        INC.


                                        By:
                                          --------------------------------
                                        Name:
                                        Title:

Dated:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates described in the within-mentioned Pooling and Servicing Agreement.


FLEET NATIONAL BANK,
  as Trustee

By:
   -----------------------------
                              Authorized Officer

            FORM OF THE REVERSE OF SERIES 1996-2 CLASS B CERTIFICATE


         This Series 1996-2, Floating Rate Dealer Loan Backed Certificate, Class B (this "Series 1996-2 Class B Certificate" or this "Certificate") certifies that ____________________ (the "Series 1996-2 Class B Certificateholder"), is the registered owner of a undivided interest in the WORLD OMNI WHOLESALE MASTER TRUST (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement;" such term to include any amendment or Supplement thereto) dated as of October 1, 1994, by and among World Omni Dealer Funding Inc., as the transferor named thereunder (the "Transferor"), World Omni Financial Corp. ("WOFCO"), as servicer named thereunder (in such capacity, the "Servicer"), and Fleet National Bank, as the trustee thereunder (the "Trustee"), and the Series 1996-2 Supplement thereto, dated as of May 1, 1996, among the Transferor, the Servicer and the Trustee.

         This Certificate is issued under, and is subject to, the terms and conditions of the Pooling and Servicing Agreement to which, as amended and supplemented from time to time, this Series 1996-2 Class B Certificateholder by virtue of the acceptance hereof is bound.

         A copy of the Pooling and Servicing Agreement may be requested from the Trustee by writing to the Trustee at Fleet National Bank, One Federal Street, 31st Floor, Boston MA 02211, Attention: Corporate Trust.

         The Transferor has entered into the Pooling and Servicing Agreement and the Series 1996-2 Class B Certificates have been (or will with the intention that the Series 1996-2 Class B Certificates will qualify under applicable tax law as indebtedness. The Transferor, each Beneficiary and each Class B Certificateholder and Class B Certificate Owner, by the acceptance of its Class B Certificate or Book-Entry Certificate, as applicable, agrees to treat the Series 1996-2 Class B Certificates as indebtedness for all Federal income taxes, state and local income, single business and franchise taxes and any other taxes imposed on or measured by income.

         The Series 1996-2 Class B Certificates are subordinated in right of payment to the Series 1996-2 Class A Certificates issued by the Trust to the extent specified in the Pooling and Servicing Agreement.

                                   ASSIGNMENT


Social Security or other identifying number of assignee


- ---------------------------------


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               -----------------------------------------------------------
- --------------------------------------------------------------------------
                       (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ____________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      --------------------------------------------------------------------

                                        Signature Guaranteed:


                                        ----------------------------------







      ------------------------
                        NOTE: The signature to this assignment must correspond with the name of the registered owner as its appears on the reverse of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.

                                                                       EXHIBIT C

                       [FORM OF MONTHLY SERVICER REPORT]

                                                                       EXHIBIT D



                         LIST OF SERIES 1996-2 ACCOUNTS



                           Principal Funding Account

Fleet National Bank, One Federal Street, 31st Floor, Boston, MA 02211, Account No. _____________ entitled "Principal Funding Account for the World Omni Wholesale Master Trust, Series 1996-2, for the benefit of Certificateholders".


                              Reserve Fund Account

Fleet National Bank, One Federal Street, 31st Floor, Boston, MA 02211, Account No. _____________ entitled "Reserve Fund Account for the World Omni Wholesale Master Trust, Series 1996-2, for the benefit of Certificateholders".





                                      D-1